Exhibit 5.2

中国北京市朝阳区 光华路1号 北京嘉里中心南楼20层 邮编 100020 电话 +86 10 8520 0600 传真 +86 10 8520 0700 网址 www.dlapiper.com

DLA Piper UK LLP Beijing Representative Office

20th Floor, South Tower

Beijing Kerry Center

1 Guanghua Road

Chaoyang District

Beijing 100020

China

T +86 10 8520 0600

F +86 10 8520 0700

W www.dlapiper.com

英国欧华律师事务所驻北京代表处

March 23, 2021

WiMi Hologram Cloud Inc.

No. 6 Xiaozhuang, #101A, Chaoyang District, Beijing

the People’s Republic of China 100020

RE: WiMi Hologram Cloud Inc.

Registration Statement on Form F-1 filed pursuant to Rule 462 (b)

Ladies and Gentlemen:

We have acted as U.S. counsel to WiMi Hologram Cloud Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with a proposed offering by the Company of units consisting of American Depositary Shares (the “ADSs”), each ADS representing two (2) Class B ordinary shares, par value US$0.0001 per share (the “Shares”), and warrants to purchase the ADSs (the “Warrants”), each Warrant exercisable for the purchase of two and one-half (2.5) of ADSs. The ADSs and the Warrants are collectively referred to herein as the “Securities.”

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon originals or copies of the following documents:

(a) the registration statement on Form F-1 (the “Additional Registration Statement”) of the Company relating to the Securities to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act, which is related to, and incorporate by reference, the Company’s registration statement on Form F-1 (File No. 333-254461) filed by the Company with the Commission on March 18, 2021 and declared effective by the Commission on March 22, 2021 (the “Registration Statement”);

(b) the form of Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by and among the Company, FT Global Capital, Inc. and The Benchmark Company, LLC (collectively, the “Placement Agents”), relating to the proposed offer and placement by the Company of its Securities, filed as Exhibit 1.1 to the Registration Statement;

(c) the form of Securities Purchase Agreement proposed to be entered into by and between the Company and each of the purchasers to be introduced by the Placement Agents, filed as Exhibit 10.29 to the Registration Statement;

Registered foreign law firm, not licensed to practice PRC law.

A limited liability partnership registered in England & Wales (number OC307847) which is a law firm and part of DLA Piper, a global law firm, operating through various separate and distinct legal entities.

A list of members is open for inspection at its registered office and principal place of business, 160 Aldersgate Street, London, EC1A 4HT and at the address at the top of this letter. Partner denotes member of a limited liability partnership.

A list of offices and regulatory information can be found at www.dlapiper.com

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+86 10 8520 0600

在华注册的外国律师事务所，无从事中国法律服务执照。

本所为在英格兰及威尔士注册的有限责任合伙组织（注册号码OC307847），是一家律师事务所，是由单独的不同法律实体

所组成的全球性律师事务所DLA Piper的成员之一。

成员名单存放于本所注册办公地址兼主要营业地点－ 160 Aldersgate Street, London EC1A 4HT 及本函顶部所列地址供随时查阅。

合伙人系指有限责任合伙组织的成员。

办事处名单及监管信息详见

www.dlapiper.com

北京办事处电话

+86 10 8520 0600

(d) the form of Investor Purchase Warrant proposed to be entered into by and between the Company and each of the each of the purchasers to be introduced by the Placement Agents, filed as Exhibit 4.4 to the Registration Statement; and

(e) originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, “Transaction Documents” means the Placement Agency Agreement, the Securities Purchase Agreement, and the Investor Purchase Warrant.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of New York.

In our examination, we have assumed, without independent investigation or inquiry:

(a) the genuineness of all signatures (including electronic signatures);

(b) the legal capacity and competency of all natural persons;

(c) the authenticity of the originals of the documents submitted to us;

(d) the conformity to authentic originals of any documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies;

(e) as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers and other representatives of the Company; and

(f)   the due execution and delivery of all documents and certificates representing the Securities.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when the Warrants are delivered by the Company in accordance with the Placement Agency Agreement and the Securities Purchase Agreement upon payment of the agreed upon consideration therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

Our opinions expressed above are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we do not express any opinion with respect to the provisions of the Transaction Documents under which the Company submits to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, and we note the limitations on subject matter jurisdiction of the U.S. federal courts under 28 U.S.C. §§1331 and 1332;

(d) in connection with the provisions of the Transaction Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR §510 a New York state court may have discretion to transfer the place of trial and under 28 U.S.C. §1404(a) a U.S. District Court has discretion to transfer an action from one U.S. federal court to another

(e) we note that the recognition and enforcement in the New York state or U.S. federal courts sitting in the State of New York of a foreign judgment obtained against the Company is subject to the Uniform Foreign Money-Judgments Recognition Act (53 C.P.L.R. §5301 et seq); and

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under the Warrants;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants;

(c) except to the extent expressly stated in the opinion contained herein, the opinion stated herein is limited to Transaction Documents without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(d) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and

(e) at the time of exercise of the Warrants, a sufficient number of the Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Shares in the form of ADSs in connection with such exercise is in an amount that is not less than the par value of such Shares.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Additional Registration Statement is in effect and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Additional Registration Statement.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Additional Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Additional Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ DLA Piper UK LLP
DLA Piper UK LLP

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